EXHIBIT 10.35

SECURITY INTEREST AGREEMENT

This Security Interest Agreement (“Security Agreement”), dated as of November __, 2010, by and among the Persons listed on the signature page hereto (individually, a “Secured Party” and collectively, the “Secured Parties”), and Hythiam, Inc., a Delaware corporation (the “Debtor”).

RECITALS

WHEREAS, reference is made to (i) the Securities Purchase Agreements dated as of October 19, 2010 and of even date herewith (collectively, the “Purchase Agreements”) to which the Debtor and Secured Parties are parties, and (ii) the Transaction Documents (as defined in the Purchase Agreements), including, without limitation, the Notes.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the relevant Transaction Documents.

WHEREAS, pursuant to the Transaction Documents, the Debtor has certain obligations to each of the Secured Parties (all such obligations under all Transaction Documents, the “Obligations”).

WHEREAS, the Debtor has determined that it shall benefit from the execution of the Transaction Documents and the transactions contemplated thereby. In furtherance thereof, and not in limitation thereof, the Debtor has deemed that the execution and delivery of this Security Agreement to which it is a party, and the Debtor’s performance of its obligations under it, to be necessary and convenient to the conduct, promotion or attainment of the business of the Debtor from the Purchase Agreement or otherwise.

WHEREAS, in order to induce the Secured Parties to execute and deliver the Transaction Documents and to make the payments to the Debtor contemplated thereby, and as contemplated by the Purchase Agreement and the Notes, the Debtor has agreed to grant to the Secured Parties a security interest in the Collateral (as defined below) to secure the due and punctual fulfillment of the Obligations. The Secured Parties are willing to enter into the Purchase Agreement and the other Transaction Documents only upon receiving the Debtor’s execution of this Security Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.
GRANT OF SECURITY INTEREST

1.1.           In order to secure the due and punctual fulfillment of the Obligations, the Debtor hereby grants, conveys, transfers and assigns to the Secured Parties (and to each of them based on their respective Allocable Shares, as defined below), on a pari passu non-preferential basis, a continuing security interest in the Collateral.

1.2.           For purposes of this Agreement, the following terms shall have the meanings indicated:

“Collateral” is all right, title and interest of Debtor in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: All assets of the Debtor, including, but not limited to: all personal and fixture property of every kind and nature, including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including accounts receivable), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, Securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); all Equipment; all Intellectual Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Debtor’s books relating to any and all of the above and includes, without limiting the generality of the above, the Intellectual Property listed in the attached Exhibit B.

“Code” is the Uniform Co1mmercial Code, in effect in the State of Delaware as in effect from time to time.

“Copyrights” are all copyrights, copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Equipment” has the meaning set forth in the Code and includes all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Debtor has any interest.

“Intellectual Property” is all present and future (a) Copyrights, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) Patents; (d) Trademarks; (e) computer software and computer software products; (f) designs and design rights; (g) technology; (h) all claims for damages by way of past, present and future infringement of any of the rights included above; and (i) all licenses or other rights to use any property or rights of a type described above; a schedule of Intellectual Property and a schedule of Intellectual Property applications is provided in Exhibit B, but such listing shall not limit the Secured Party’s interest in any other Intellectual Property or Intellectual Property applications.

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction other than a Permitted Lien.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in-part of the same.

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens, arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) the security interest on the assets of the Company held by Socius Capital Group, LLC and Esousa Holdings, LLC pursuant to the Securities Purchase Agreements dated October 19, 2010 between them and the Company and the related transactions thereunder.

 “Securities” has the meaning ascribed to it in the Securities Act of 1933, as amended, and includes, but is not necessarily limited to, common stock, preferred stock, warrants, rights and other options, promissory notes or other instruments reflecting obligations of other entities; in furtherance of the foregoing, but not in limitation thereof, the term “Securities” specifically includes the securities listed in the attached Exhibit A.

“Trademarks” are trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by any such trademarks.

1.3.           The security interests granted pursuant to this Section (the “Security Interests”) are granted as security only and shall not subject any of the Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

1.4.           The term “Allocable Share” means, with respect to each of the Secured Parties, as of the relevant date, the fraction equal to (i) the outstanding principal of the Notes then held by such Secured Party, divided by (ii) the aggregate outstanding principal of the Notes then held by all Secured Parties.

ARTICLE II.
FILING; FURTHER ASSURANCES

2.1.           The Debtor will, at its expense, cause to be searched the public records with respect to the Collateral and will execute, deliver, file and record (in such manner and form as each of the Secured Parties may require), or permit each of the Secured Parties to file and record. as its attorney in fact, any financing statement, any carbon, photographic or other reproduction of a financing statement or this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Parties may request, in order to create, preserve, perfect or validate any Security Interest or to enable each of the Secured Parties to exercise and enforce its rights hereunder with respect to any of the Collateral. The Debtor hereby appoints each Secured Party as Debtor’s attorney-in-fact to execute in the name and behalf of Debtor such additional financing statements as such Secured Party may request.

1.           Secured Parties holding a majority of the aggregate amounts due under the Notes may designate an Agent as provided in the Section titled “Agent” below.  Among other things, any such Agent shall be agent of each Secured Party for execution of and identification on any financing statement or similar instrument referring to or describing the Collateral.

2.           The Agent is authorized to execute and file any and all financing statements desired to be filed by the relevant Secured Party to reflect the security interest in the Collateral in any and all jurisdictions (including the U.S. Patent and Trademark Office). For such purposes, the Debtor irrevocably appoints the Agent, with full power of substitution to execute and file such financing statements naming the Debtor as debtor thereon.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF DEBTOR

The Debtor hereby represents and warrants to each Secured Party that, other than with respect to the Permitted Liens, (a) the Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse Lien, security interest or encumbrance; (b) no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement; and (c) the statements made in the Recitals of this Security Agreement, which are deemed incorporated herein by reference, are true, accurate and complete.

ARTICLE IV.
COVENANTS OF DEBTOR

The Debtor hereby covenants and agrees with each Secured Party that the Debtor (a) will, at the Debtor’s sole cost and expense, defend the Collateral against all claims and demands of all persons at any time claiming any interest therein junior to the Secured Party’s interest; (b) will provide the Secured Party with prompt written notice of (i) any change in the chief executive officer of the Debtor or the office where the Debtor maintains its books and records pertaining to the Collateral; (ii) the movement or location of all or a material part of the Collateral to or at any address other than the address of Debtor set forth in its public filings with the U.S. Securities and Exchange Commission; and (iii) any facts which constitute a Debtor Event of Default (as such term is defined below), or which, with the giving of notice and/or the passage of time, could or would constitute a Debtor Event of Default, pursuant to the Section titled “Debtor Events of Default” below; (c) will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtor; (d) will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution; (e) will have and maintain adequate insurance at all times with respect to the Collateral, for such other risks as are customary in the Debtor’s industry for the respective items included in the Collateral, such insurance to be payable to the Secured Party and the Debtor as their respective interests may appear, and shall provide for a minimum of ten (10) days prior written notice of cancellation to the Secured Party, and Debtor shall furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions; (f) will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of the Secured Party, except in the ordinary course of business; (g) except as with respect to the Permitted Liens, will keep the Collateral free from any adverse Lien, security interest or encumbrance and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof; and (h) will not use the Collateral in material violation of any statute or ordinance the violation of which could materially and adversely affect the Debtor’s business.

ARTICLE V.
RECORDS RELATING TO COLLATERAL

The Debtor will keep its records concerning the Collateral at its principal office or at such other place or places of business of which the Secured Party shall have been notified in writing no less than ten (10) days prior thereto. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours upon reasonable notice to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time request.

ARTICLE VI.
GENERAL AUTHORITY

From and during the term of any Debtor Event of Default, the Debtor hereby appoints the Agent as the Debtor’s lawful attorney, with full power of substitution, in the name of the Debtor, for the sole use and benefit of the Secured Parties, but at the Debtor’s expense, to exercise, all or any of the following powers with respect to all or any of the Collateral:

6.1.           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;

6.2.           to receive, take, endorse, assign and deliver all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Parties;

6.3.           to settle, compromise, prosecute or defend any action or proceeding with respect thereto;

6.4.           to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof or the related goods securing the Collateral, as fully and effectually as if the Secured Parties were the sole and absolute owner thereof;

6.5.           to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

6.6.           to discharge any taxes, Liens, security interests or other encumbrances at any time placed thereon; provided that the Secured Parties or the Agent shall give the Debtor not less than ten (10) business days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral.

The exercise by the Secured Parties or the Agent of or failure to so exercise any authority granted herein shall in no manner affect Debtor’s liability to the Secured Parties, and provided, further, that the Secured Parties and the Agent shall be under no obligation or duty to exercise any of the powers hereby conferred upon them and they shall be without liability for any act or failure to act in connection with the collection of, or the preservation of, any rights under any of the Collateral and no Secured Party shall be required to proceed against any other person or entity who or which has guaranteed the performance of the Obligations or provided any security therefore before proceeding against Debtor or the Collateral.

ARTICLE VII.
DEBTOR EVENTS OF DEFAULT

7.1.           The Debtor shall be in default under this Security Agreement upon the occurrence of any of the following (each, a “Debtor Event of Default”):

1.           an Event of Default (as defined in the Note);

2.           any representation or warranty made by the Debtor in this Security Agreement shall be false or misleading in any material respect; or

3.           Debtor shall breach any covenant of Debtor in this Security Agreement or in any other document or instrument executed by Debtor in favor of or for the benefit of the Secured Parties as contemplated by any of the Transaction Documents.

7.2.           The Debtor hereby irrevocably agrees that, upon the occurrence of a Debtor Event of Default, the Debtor shall be deemed to have consented to an immediate conveyance and transfer to the Secured Parties of the copyrights and all other rights the Debtor may have in the software included in the Collateral. In furtherance of the foregoing, and not in limitation thereof, the Debtor will, upon the occurrence of a Debtor Event of Default, deliver to the Agent copies of the source code of the relevant software, with accompanying written assignment of the software to the Secured Parties. Without limiting the foregoing, such source code and assignment shall be in form sufficient to enable the Agent to register the software in Secured Parties’ name with the Copyright Register. The Debtor hereby agrees to take all steps necessary or appropriate, as requested by the Secured Parties, to effectuate and reflect such conveyance and transfer or assignment to the Secured Parties. In all events, such conveyance, transfer or assignment shall be deemed to vest title in such software in the Secured Parties.

7.3.           In furtherance of the foregoing and not in limitation thereof, the Debtor acknowledges and agrees that the Secured Parties may, upon the occurrence of a Debtor Event of Default, seek the immediate entry of a preliminary injunction prohibiting the Debtor’s use of such software in any shape, way or manner, including, but not necessarily limited to, through the sale of products that use any of such software, and the Debtor hereby irrevocably agrees that it will not contest an application seeking entry of a preliminary injunction and that it will accept the entry of such injunction.

ARTICLE VIII.
REMEDIES UPON DEBTOR EVENT OF DEFAULT

If any Debtor Event of Default shall have occurred, then in addition to the provisions of Section 7 hereof, any Secured Party may exercise all the rights and remedies of a secured party under the Code. Any Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party. The Secured Party shall give the Debtor ten (10) business days prior written notice of the Secured Party’s intention to make any public or private sale or sale at a broker’s board or on a securities exchange of the Collateral. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party, in its sole discretion, may determine, or, if more than one Secured Party is involved, as such Secured Parties, in their sole discretion, may determine through good faith negotiation.  The Secured Party shall not be obligated to make any such sale pursuant to any such notice.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

ARTICLE IX.
APPLICATION OF COLLATERAL AND PROCEEDS

The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities: (a) first, to pay the reasonable expenses of such sale or other realization, including, without limitation, attorneys’ fees, and all expenses, liabilities and advances incurred or made by any Secured Party in connection therewith, and any other unreimbursed expenses for which any Secured Party is to be reimbursed pursuant to the Section titled “Expenses; Secured Party’s Lien” below; (b) second, to the payment of the Obligations in such order of priority as the Secured Parties, in their sole discretion, as determined by holders of a majority of the outstanding amounts due under the Notes, shall determine; and (c) finally, to pay to the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

ARTICLE X.
EXPENSES; SECURED PARTIES’ LIEN.

 If any Debtor Event of Default shall have occurred, the Debtor will forthwith upon demand pay to the Secured Parties: (a) the amount which the Secured Parties may have been required to pay to free any of the Collateral from any Lien thereon; and (b) the amount of any and all out-of-pocket expenses, including, without limitation, the fees and disbursements of its counsel, and of any agents not regularly in its employ, which the Secured Parties may incur in connection with the collection, sale or other disposition of any of the Collateral.

ARTICLE XI.
TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL

Upon the payment or other satisfaction in full of the Notes held by the Secured Parties, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interests or release of Collateral, the Secured Parties will, at the Debtor’s expense, to the extent permitted by law, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

ARTICLE XII.
NOTICES

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be given in accordance to the notice procedures set forth in the Purchase Agreement.

ARTICLE XIII.
AGENT

13.1.           Anything in the other provisions of this Security Agreement to the contrary notwithstanding, Secured Parties holding a majority of the total outstanding balance due under the Notes may designate another entity to act as agent (the “Agent”) for the Secured Party with respect to any one or more of the rights of the Secured Parties hereunder, including, but not necessarily limited to, the right to hold the security interest and/or be named as secured party (as agent for the Secured Parties) in any filed financing statement and to take action in the name and stead of the Secured Parties hereunder. Such designation may be made with or without power of substitution, Such designation shall remain in effect until canceled by the Secured Parties, as provided herein; provided, however, that such cancellation shall not affect the validity of any action theretofore taken by such agent pursuant to this Security Agreement. The Debtor acknowledges and agrees to honor such designation and acknowledges that the Agent is acting as the agent of the Secured Parties and not as a principal.

13.2.           The Agent shall act as agent for all Secured Parties. Any revocation of the authority of the Agent or the designation of an alternate Agent shall be done only by Secured Parties who represent a Majority in Interest of all the Note Holders (as defined below) at that time; provided that at all times all Secured Parties shall be represented by one and the same Agent. The term “Note Holders” means the Holders, as of the relevant date, of the Notes issued in connection with the Purchase Agreement. The term “Majority in Interest” means, as of the relevant date, with respect to the relevant classification of Note Holders, one or more Note Holders whose respective outstanding principal amounts of the Notes held by each of them, as of such date, aggregate more than fifty percent (50%) of the Allocable Shares on that date.

ARTICLE XIV.
MISCELLANEOUS

14.1.           No failure on the part of any Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy under this Security Agreement preclude the exercise, in whole or in part, of any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Security Agreement may be amended with the written consent of the Company and the holders of at least two-thirds of the outstanding principal amount of the Notes.

14.2.           The execution and delivery by Debtor of this Security Agreement and all documents delivered in connection herewith have been duly and validly authorized by all necessary corporate action of Debtor and this Agreement and all documents delivered in connection herewith have been duly and validly executed and delivered by Debtor. The execution and delivery by Debtor of this Security Agreement and all documents delivered in connection herewith will not result in a breach or default of or under the Certificate of Incorporation, By-laws or any agreement, contract or indenture of Debtor. This Security Agreement and all documents delivered in connection therewith are legal, valid and binding obligations of Debtor enforceable against Debtor in accordance with their terms.

14.3.           In the event that any action is taken by Debtor in connection with this Security Agreement against any of the Secured Parties, or any related document or matter, and the Debtor is the losing party in such legal action, in addition to such other damages as Debtor may be required to pay, Debtor shall pay all attorneys’ fees to the prevailing party.

ARTICLE XV.
SEVERABILITY

If any provision hereof shall prove invalid or unenforceable in any jurisdiction whose laws shall be deemed applicable, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties.

ARTICLE XVI.
GOVERNING LAW

16.1.           This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by the court, the Debtor shall reimburse the Secured Parties for all legal fees and disbursements incurred by the Secured Parties in enforcement of or protection of any of its rights under this Security Agreement. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

16.2.           The Debtor and the Secured Party acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Security Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Security Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

ARTICLE XVII.
JURY TRIAL WAIVER

The Debtor and the Secured Party hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Note or this Security Agreement.

ARTICLE XVIII.
ASSIGNMENT

Only in connection with the transfer of all of the rights under the Transaction Documents in accordance with their terms, a Secured Party may assign or transfer the whole of its security interest granted hereunder. Any transferee of the Collateral shall be vested with all of the rights and powers of the assigning Secured Party hereunder with respect to the Collateral.

ARTICLE XIX.
WAIVER

The Debtor waives any right that it may have to require Secured Party to proceed against any other person, or proceed against or exhaust any other security, or pursue any other remedy Secured Party may have.

IN WITNESS WHEREOF, the Parties have executed this Security Agreement as of the day, month and year first above written.

DEBTOR:

HYTHIAM, INC.

By:	/s/ PETER L. DONATO
Its:	Chief Financial Officer

SECURED PARTIES:

Name of Secured Party:

By:
Name:
Title:

EXHIBIT A

SECURITIES

All capital stock of Catasys, Inc., a Delaware corporation.

EXHIBIT B

INTELLECTUAL PROPERTY

(See Attached)